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                                                                     EXHIBIT 1.1


                               UTi WORLDWIDE INC.
                       (A British Virgin Islands company)


                          ____________ Ordinary Shares



                             UNDERWRITING AGREEMENT


                                                           _______________, 2000

BEAR, STEARNS & CO. INC.
LAZARD FRERES & CO. LLC
BB&T CAPITAL MARKETS/SCOTT & STRINGFELLOW, INC.
  as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Dear Sirs,

         UTi Worldwide Inc., a corporation organized and existing under the laws of the British Virgin Islands (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of __________ shares (the "Firm Shares") of its Ordinary Shares, no par value per share (the "Ordinary Shares") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional ____________ shares (the "Additional Shares") of the Ordinary Shares. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

         1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form F-1 (No. 333-_____), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the




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Registration Statement at the time of effectiveness if no Rule 424(b) or Rule
434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. The Company is entitled, under the Regulations, to utilize Form F-1 to register the Shares.

            (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

            (c) Deloitte & Touche, who have audited the financial statements and supporting schedules included in the Registration Statement, are independent public accountants with respect to the Company as required by the Act and the Regulations.

            (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development reasonably likely to result in a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest


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balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are described in or reflected in the Registration Statement and the Prospectus.

            (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

            (f) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the Memorandum and Articles of Association of the Company or the articles or certificate of incorporation, by-laws or similar governing documents of any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and the approval of the Shares for quotation on the NASDAQ National Market, and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

            (g) All of the outstanding Ordinary Shares are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Company had, at __________, 2000, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Ordinary Shares, the Firm Shares, and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as described in the Registration Statement and the Prospectus, all outstanding equity securities of any subsidiary of the Company have been duly and validly issued and are fully paid and non-assessable and are owned of record and beneficially by the Company or another subsidiary of the Company.


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            (h) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus (except for those the absence of which individually or in the aggregate would not be reasonably likely to have a material adverse effect on the Company and its Subsidiaries taken as a whole), and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

            (i) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which might result in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or other) or, results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

            (j) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Shares.

            (k) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in accordance with International Accounting Standards ("IAS") applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The selected financial data and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. No other financial statements are required by Form F-1 or otherwise to be included in the Registration Statement or the Prospectus other than those included therein.


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            (l) Except as described in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

            (m) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940 or classified as a passive foreign investment company for United States federal income tax purposes.

            (n) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

            (o) The Company is in compliance with all environmental, safety or similar laws or regulations applicable to them or their business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants and the disposal of hazardous or toxic substances, wastes, pollutants and contaminants except where non-compliance would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

            (p) Neither the Company nor any subsidiary is in violation or breach of, or in default under (nor has an event occurred that with notice, lapse of time or both, would constitute a default under), any material contract, and each such material contract is in full force and effect, and is the legal, valid and binding obligation of the Company or its subsidiary, as the case may be, and (subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting the enforceability of creditors' rights generally and (ii) general principles of equity, including without limitation, standards of materiality, good faith, fair dealing and reasonableness and limits on the availability of equitable remedies) is enforceable by the Company or its subsidiary, as the case may be, in accordance with its terms.

            (q) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IAS and to maintain accountability for assets; (iii) the access to the respective assets of the Company and its subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


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            (r) There are no existing or, to the knowledge of the Company, threatened material labor disputes with the employees of the Company or any subsidiary and there are no existing, or to the knowledge of the Company and its subsidiaries, threatened disputes with any material independent contractor of the Company or any subsidiary.

            (s) The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions therefor and the Company and its subsidiaries have paid all material taxes required to be paid by it or them and any other assessment, fine or penalty levied against it or them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

            (t) Except as described in the Registration Statement and as shall be described in the Prospectus, the Company or one of its subsidiaries have (i) good and marketable title to all material real and personal properties owned by it or them, free and clear of all liens, security interests, pledges, charges, encumbrances and mortgages, and (ii) valid, subsisting and enforceable leases for all material real and personal properties leased by it or them, in each case, subject to such exceptions as, individually or in the aggregate, do not and are not reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole.

            (u) The Ordinary Shares of the Company, including the Shares, have been approved for quotation on the NASDAQ National Market, subject only to official notice of issuance.

            (v) Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries own or possess valid and enforceable licenses or other rights to use all inventions, patents, patent applications, trademarks, service marks, trade names, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) proprietary techniques (including processes and substances) and other intellectual property rights necessary in all material respects to conduct, the business now conducted or presently contemplated to be conducted by the Company and its subsidiaries, taken as a whole, as described in the Registration Statement and the Prospectus ("Intellectual Property"); other than as described in the Registration Statement and the Prospectus: (i) there are no third parties who have any rights in the Intellectual Property that could materially preclude the Company or its subsidiaries from conducting its business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus; (ii) there are no pending or, to the Company's knowledge, threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company, its subsidiaries or (if the Intellectual Property is licensed) to the Company's knowledge, challenging the rights of the licensor thereof in any material Intellectual Property owned or licensed to the


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Company or its subsidiaries; (iii) the Company, its subsidiaries and (if the
Intellectual Property is licensed) to the Company's knowledge, the licensor thereof has not infringed, or received any notice of infringement of or conflict with, any rights of others with respect to any material Intellectual Property; and (iv) there is, to the knowledge of the Company, no dispute between it or any licensor with respect to any material Intellectual Property. True and correct copies of all material licenses and other material agreements between the Company, its subsidiaries and any third party relating to the Intellectual Property, and all amendments and supplements thereto, have been provided to you.

            (w) Each of the Company and its subsidiaries maintains insurance with insurers of recognized financial responsibility of the types and in the amounts (i) generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses and
(ii) required under any of the Company's or its subsidiaries' agreements, licenses or other contracts, all of which insurance is in full force and effect; the Company has no reason to believe that it will not be able to renew its existing insurance as and when such coverage expires or to obtain similar insurance adequate and customary for its business and sufficient to satisfy any requirements of its contracts at a cost that would not have a material adverse effect.

            (x) The Luxembourg Stock Exchange has suspended the Ordinary Shares from trading thereon and has approved the de-listing thereof effective upon the Closing Date (as defined below).

            (y) Neither the Company nor any subsidiary has engaged in any conduct which would constitute a violation of any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of the operation of the Company and its subsidiaries, taken as a whole.

            (z) Neither the Ordinary Shares, the Firm Shares nor the Additional Shares are or will be at the Closing Date subject to any transfer taxes, stamp duties or similar charges under the laws of the British Virgin Islands.

            (aa) The Company or its subsidiaries have possession of original share certificates representing the outstanding capital stock of all of the subsidiaries of the Company (except as disclosed in the Prospectus, including the notes to the financial statements included therein, and in the case of acquisitions of less than 100% of the stock of companies acquired since January 31, 2000, none of which are material to the Company and its subsidiaries taken as a whole, and except where such are pledged pursuant to arrangements previously disclosed in writing to you by the Company). Such certificates reflect as the registered owner thereof either the Company or one of its subsidiaries (except as disclosed in the Prospectus, including the notes to the financial statements included therein, and in the case of acquisitions of less than 100% of the stock of companies acquired since January 31, 2000, none of which are material to the Company and its subsidiaries taken as a whole, and except where local law requires a


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nominee shareholder or a local resident as the shareholder of record or in the case of bearer shares). The respective numbers of shares of capital stock represented by such certificates is in agreement as to each subsidiary with the share ownership information appearing in the share register of the subsidiary issuing such capital stock. Such share registers do not reflect any outstanding shares which are owned by any person other than the Company or one of its subsidiaries (except as disclosed in the Prospectus, including the notes to the financial statements included therein, and in the case of acquisitions of less than 100% of the stock of companies acquired since January 31, 2000, none of which are material to the Company and its subsidiaries taken as a whole, and except where local law requires a nominee shareholder or a local resident as the shareholder of record or in the case of bearer shares).

         2. Purchase, Sale and Delivery of the Shares.

            (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

            (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

            (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to ______ Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments from time to time in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by


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written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

         The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the number of Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

         Payment for the Additional Shares shall be made by wire transfer in same day funds and the closing shall occur at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

         3. Offering. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

         4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

            (a) If the Registration Statement has not yet been declared effective, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

            The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any


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request by the Commission for any amendment of or supplement to the Registration
Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)or Rule
434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

            (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

            (c) The Company will promptly deliver to you two signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and as you may reasonably request.

            (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to (1) qualify as a foreign corporation, (2) execute a general consent to service of process, or (3) become subject to service of process in suits or taxation in any jurisdiction in which it is not now so subject.


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

            (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

            (f) During the period of 180 days from the date of the Prospectus, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of its Ordinary Shares (or any securities convertible into, exercisable for or exchangeable for its Ordinary Shares), and the Company will obtain the undertaking of each of its executive officers and directors and such of its shareholders as have been heretofore designated by you and listed on Schedule II attached hereto not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder and the Company's grant of options under its existing stock option plans and stock purchase plans as described in the Prospectus or as otherwise described in the Prospectus or the Company's issuance of its Ordinary Shares upon the exercise of presently outstanding stock options or under its existing stock purchase plans and except for the issuance of its Ordinary Shares in connection with the acquisition of assets described under "Recent Developments" in the Prospectus.

            (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its shareholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

            (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

            (i) The Company will use its best efforts to cause the Shares to be listed for inclusion in the NASDAQ National Market.

            (j) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Regulations.

         5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, and subject to
Section 11(d) below, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the Agreement Among Underwriters, the Selling Agreement and the Blue Sky

Memorandum) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the reasonable fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the NASDAQ National Market, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc. (the "NASD") and the reasonable fees and disbursements of counsel for the Underwriters in connection with any required review by the NASD; (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar.

         6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Pillsbury Madison & Sutro LLP ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

            (a) The Registration Statement shall have become effective and all necessary foreign regulatory or stock exchange approval has been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the U.S. Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

            (b) At the Closing Date you shall have received the opinion of Paul, Hastings, Janofsky & Walker LLP, United States counsel for the Company, dated the Closing Date and addressed to the Underwriters, satisfactory to Pillsbury Madison & Sutro LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect that:

                (i) Each U.S. Principal Subsidiary (as defined below) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each U.S. Principal Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction where such U.S. Principal Subsidiary leases or owns real property. Each U.S. Principal Subsidiary has the requisite corporate power and corporate authority to own, lease and license its respective properties and to conduct its business as now being conducted. All the issued and outstanding capital stock of each U.S. Principal Subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and was not issued in violation of any preemptive rights provided for in the articles or certificate of incorporation thereof. Based upon such counsel's review of the stock ledgers of such companies, the issued and outstanding capital stock of each U.S. Principal Subsidiary is owned by the immediate parent company thereof and, to such counsel's knowledge, is free and clear of liens, encumbrances, claims, security interests or other restrictions on transfer, except for the pledge of shares of the U.S. Principal Subsidiaries to a lender of a Principal Subsidiary as previously disclosed to you in writing by the Company. As used in said opinion, the term "U.S. Principal Subsidiary" shall mean Union-Transport Corporation, a New York corporation, and Union-Transport (U.S.) Holdings, Inc., a Delaware corporation.

                (ii) The Shares have been approved for quotation on the NASDAQ National Market.

                (iii) Assuming due authorization by the Company, this Agreement has been duly and validly executed and delivered by the Company to the extent execution and delivery are governed by New York law.

                (iv) To such counsel's knowledge, there is no litigation or governmental or other action, suit, proceeding or investigation before any court in the United States (state or federal) or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its U.S. Principal Subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

                (v) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license, permit or deed of trust known to such counsel and which is filed as an exhibit to the Registration Statement to which the Company or any of its U.S. Principal Subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (B) violate or conflict with any provision of the articles or certificate of incorporation, by-laws or similar governing documents of any U.S. Principal Subsidiary, or, to the knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court in the United States (state or federal) or any governmental or regulatory agency or body having jurisdiction over the Company or any such subsidiary or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any United States Federal or New York or California state court or governmental, or regulatory agency or body having jurisdiction over the Company or any of its U.S. Principal Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the rules and regulations of the National Association of Securities Dealers, Inc. (as to all of which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

                (vi) The Registration Statement, as of its effective date, and the Prospectus, as of its date, and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

                (vii) The Registration Statement is effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and to such counsel's knowledge, no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

                (viii) The statements set forth in the Prospectus under the caption "United States Federal Income Tax Consequences" and the seventh and eighth paragraphs under the caption "Underwriting," insofar as they purport to describe and summarize the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

                (ix) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act; and

                (x) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any post-effective amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein). In addition, such counsel shall state that they have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectus and take no responsibility therefor, except as and to the extent set forth in paragraph (viii) above.

            In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on opinions of counsel in foreign jurisdictions as to matters of foreign law and on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such opinions, statements or certificates shall be delivered to Underwriters' Counsel and are in form and substance reasonably satisfactory to such Underwriters' Counsel and provided that as to such opinions, such other counsel expressly authorizes such reliance and counsel to the Company expressly states in their opinion that such counsel's and your reliance on such opinion is justified.

            (c) At the Closing Date, you shall have received the opinion, dated as of the Closing Date, of Harney, Westwood & Riegels, British Virgin Islands counsel for the Company, addressed to the Underwriters, satisfactory to such Underwriters' Counsel, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect that:

                (i) The Company is a company duly incorporated with limited liability under the International Business Companies Act and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name. Each BVI Principal Subsidiary (as defined below) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each BVI Principal Subsidiary has the requisite corporate power to own, lease and license its respective properties and to conduct its business as now being conducted. All the issued and outstanding capital stock of each BVI Principal Subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and was not issued in violation of any preemptive rights. Based upon such counsel's review of the Register of Members of such companies provided by their Registered Agents in the BVI, the issued and outstanding capital stock of each BVI Principal Subsidiary is owned directly or indirectly by the Company or another subsidiary of the Company, and to such counsel's knowledge, is free and clear of liens, encumbrances, claims, security interests or other restrictions on transfer, except for the pledge of shares of the BVI Principal Subsidiaries to a lender of a principal subsidiary of the Company as previously disclosed to you in writing by the Company. As used in said opinion, the term "BVI Principal Subsidiary" shall mean Thomas International Freight Auditors Ltd., a British Virgin Islands Company, Union-Transport Networks Inc., a British Virgin Islands Company, Union-Transport International Inc., a British Virgin Islands Company, and Goddard Company Ltd., a British Virgin Islands corporation.

                (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement;

                (iii) The Company has the corporate power and authority to conduct its business as described in the Registration Statement, and the conduct of such business does not and will not conflict with or result in a default, breach or violation of or under:

            (A) any law of the British Virgin Islands; or

            (B) its Memorandum and Articles of Association;

                (iv) This Agreement has been duly authorised, executed and delivered for and on behalf of the Company;

                (v) No consents or authorisations of any government or official authorities of or in the British Virgin Islands are necessary for the entry into and performance by the Company of and the exercise of its rights and the performance of its obligations pursuant to the Agreement, including, without limitation, the issuance and sale of the Shares and the Additional Shares;

                (vi) The execution and delivery of this Agreement by the Company and the performance of its obligations and the exercise of any of its rights under this Agreement or the consummation of the transactions contemplated in the Registration Statement (including the issuance and sale of the Shares and the Additional Shares and the use of the proceeds from the sale of the Shares and the Additional Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement does not and will not conflict with or result in a default, breach or violation of or under:

            (A) any law of the British Virgin Islands; or

            (B) the Memorandum and Articles of Association of the Company.

                (vii) All of the outstanding Ordinary Shares are duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive rights and no holder thereof is or will be subject to personal liability by reason of being such holder. The Company has taken all corporate action required to authorise its execution, delivery and performance of this Agreement and the Shares and the Additional Shares have been duly authorised for issue and sale to the Underwriters by the Company pursuant to the Directors' Resolutions and this Agreement and, when issued, sold, delivered and paid for in accordance with this Agreement and the Company's Memorandum and Articles, the Shares and the Additional Shares will be legally issued, fully paid and non-assessable and will not be issued in violation of or subject to any preemptive rights and no holder of the Shares and the Additional Shares is or will be subject to personal liability by reason of being such a holder;

                (viii) On the basis of a Director's Certificate, neither the Company nor any of its subsidiaries are in violation of their charter or by-laws and no default by the Company or any of its subsidiaries exist in the due performance or observation of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement;

                (ix) On the basis of the Memorandum and Articles referred to above and searches of the British Virgin Islands Companies Registry made by such counsel, the Company is authorised to issue [600,000,000] shares of no par value divided into three classes of one series each as follows:

            (A) [500,000,000] Ordinary Shares of no par value each;

            (B) [50,000,000] Class A Preference Shares of no par value each; and

            (C) [50,000,000] Class B Preference Shares of no par value each.

         The respective rights, privileges and preferences of the Ordinary Shares and the Class A and Class B Preference Shares are as stated in the Company's Memorandum of Association and as described in the Prospectus; on the basis of a Director's certificate and a registered agent's certificate, the outstanding capital of the Company is as set forth in the Prospectus under the caption "Capitalization;"

                (x) Any final and conclusive monetary judgment for a definite sum obtained against the Company in the State of New York in respect of this Agreement would be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary provided that:

            (A) the Courts of the State of New York had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

            (B) the judgment given by the Courts of the State of New York was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the Company;

            (C) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the Courts of the State of New York; and

            (D) recognition or enforcement of the judgment was not contrary to natural justice;

                (xi) The choice of the law of the State of New York as the proper law of this Agreement would be upheld as a valid choice of law by the courts of the British Virgin Islands and applied by such courts in proceedings in relation to this Agreement as the proper law thereof and the submission by the Company to the jurisdiction of the courts of the State of New York and the nomination by the Company of an agent in the State of New York to accept service of process in respect of proceedings before such courts is valid;

                (xii) It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence in proceedings of the obligations of the Company under this Agreement that it or any other document be notarized, filed, registered or recorded in the British Virgin Islands;

                (xiii) No court proceedings pending against the Company are revealed from such counsel's searches of the British Virgin Islands High Court Registry;

                (xiv) On the basis of such counsel's searches of the British Virgin Islands Companies Registry and the British Virgin Islands High Court Registry, no currently valid order or resolution for winding up of the Company and no current notice of appointment of a receiver over the Company or any of its assets appears on the records maintained in respect of the Company at the Companies Registry, but such counsel may note that it is not a requirement that notice of appointment of a receiver be registered with the Registrar of Companies or any other public body in the British Virgin Islands.

                (xv) Service of process in the British Virgin Islands on the Company may be effected by leaving at the Registered Office of the Company the relevant document to be served. On the basis of such counsel's search of the

         British Virgin Islands Companies Registry the registered office of the Company is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands.

                (xvi) The Company has the power to submit, and has taken all necessary corporate action to submit, to the jurisdiction of any United States federal district court or State court in the State of New York, County of New York, and to appoint CT Corporation System as the authorized agent of the Company for the purpose described in Section 15 of this Agreement;

                (xvii) The Underwriters have standing to bring an action or proceedings before the appropriate courts in the British Virgin Islands for the enforcement of this Agreement. It is not necessary or advisable in order for the Underwriters to enforce their rights under this Agreement, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in the British Virgin Islands;

                (xviii) There is no income or other tax of the British Virgin Islands imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to this Agreement or the issue or transfer of the Shares or the Additional Shares by the Company, the delivery of the Shares or the Additional Shares to the Underwriters in the manner contemplated in this Agreement or the sale and transfer of the Shares or the Additional Shares;

                (xix) This Agreement will not be subject to ad valorem stamp duty in the British Virgin Islands and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in the British Virgin Islands in connection with the execution, delivery, filing, registration or performance of this Agreement;

                (xx) The Company is not entitled to any immunity under the laws of the British Virgin Islands, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce this Agreement in respect of itself or its property;

                (xxi) The statements in the Prospectus under the captions (a) "Risk Factors - United States judgments may not be fully enforceable against us" and "Shareholder Rights under the laws of the British Virgin Islands differ from those in other jurisdictions", insofar as they describe certain provisions of the laws of the British Virgin Islands, (b) "Description of Capital Stock" insofar as they describe certain provision of the Memorandum and Articles of Association relating to the share capital of the Company and the International Business Companies Act (Cap 291) and (c) "British Virgin Islands Taxation", insofar as they constitute a summary of matters of British Virgin Islands tax law, constitute accurate summaries thereof in all material respects.

            (d) At the Closing Date, you shall have received the opinions, dated as the Closing Date, of foreign counsel for the Company, addressed to the Underwriters, satisfactory to such Underwriters' Counsel, together with reproduced copies of such opinions for each of the other Underwriters concerning each Foreign Principal Subsidiary (as defined below), to the effect that:

                (i) If such Foreign Principal Subsidiary is established as a private limited liability company in a civil law jurisdiction, that such Foreign Principal Subsidiary has been duly established and is validly existing as a corporation in good standing under the laws of its jurisdiction of establishment and has all requisite corporate authority to own, lease and license its respective properties and to conduct its business as now being conducted. All issued and outstanding quotas (equivalent to shares or stock) have been duly and validly issued and are fully paid and nonassessable and have not been issued in violation of preemptive rights and according to the statutes or constitutive documents of such Foreign Principal Subsidiary and to the knowledge of such counsel, is owned directly or indirectly by the Company or another subsidiary of the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trusts or other defective title whatsoever except for, and to the extent of, the pledge of quotas (or shares) to the Lender to the Company as previously disclosed to you in writing by the Company.

                (ii) If such Foreign Principal Subsidiary has been incorporated under the laws of the United Kingdom, such Foreign Principal Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate authority to own, lease and license its respective properties and to conduct its business as now being conducted. All issued and outstanding shares (or stock) have been duly and validly issued and are fully paid and nonassessable and were not issued in violation of preemptive rights and according to the share register (stock ledgers) of such company and to the knowledge of such counsel, is owned directly or indirectly by the Company or another subsidiary of the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trusts or other defective title whatsoever except for the pledge of shares to the Lender to the Company as previously disclosed to you in writing by the Company.

                (iii) If such Foreign Principal Subsidiary is organized as a joint stock corporation or public company in a civil law country, such Foreign Principal Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Such Foreign Principal Subsidiary has the requisite corporate power and corporate authority to own, lease and license its respective properties and to conduct its business as now being conducted. All the issued and outstanding capital stock of such Foreign Principal Subsidiary has been duly and validly issued and is fully paid and nonassessable and was not issued in violation of any preemptive rights. Based upon such counsel's review of the stock ledgers of such company, the issued and outstanding capital stock of such Foreign Principal Subsidiary is owned directly or indirectly by the Company or another subsidiary of the

         Company, and, to such counsel's knowledge, is free and clear of liens, encumbrances, claims, security interests or other restrictions on transfer, except for the pledge of shares of such Foreign Principal Subsidiaries to a lender of a subsidiary as previously disclosed to you in writing by the Company.

                (iv) As used above, the term "Foreign Principal Subsidiary" shall mean one of the following: Union-Transport N.V., a Belgian corporation, Union-Transport GmbH, a German corporation, Pyramid Freight (Proprietary) Ltd., a Liechtenstein corporation, Union Air Transport (Netherlands Antilles) N.V., a Netherlands Antilles corporation, Union Air Transport (Netherlands Antilles), a Netherlands Antilles corporation, Union Air Transport Ltd., a United Kingdom corporation and Union-Transport (UK) Holdings Ltd., a United Kingdom corporation.

            (e) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) At the Closing Date, you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection
(a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in
Section 1 hereof are accurate, (iii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

            (g) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Deloitte & Touche, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations; (ii) in their opinion, the financial statements and financial statement schedules of the Company included in the

Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, performed on the unaudited interim consolidated financial statements of the Company and its subsidiaries included in the Registration Statement, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to January 31, 2000, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to January 31, 2000 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) any material modifications should be made to the unaudited interim consolidated financial statements of the Company and its subsidiaries included in the Registration Statement for them to be in conformity with International Accounting Standards, (B) the unaudited interim consolidated financial statements of the Company presented in the Registration Statement and the Prospectus, if any, do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited interim consolidated financial statements are not fairly presented in conformity with international accounting standards applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (C) with respect to the period subsequent to ___________, 2000, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the issued capital or long-term borrowings of the Company or any decrease in the net current assets or shareholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (D) that during the period from ___________, 2000, to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total gross revenues, or, net income or diluted earnings per Ordinary Share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the

Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

            (h) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

            (i) You shall have received from each person who is a director or executive officer of the Company and such shareholders as have been heretofore designated by you and listed on Schedule II hereto an agreement (in substantially the form heretofore furnished to you by the Company) to the effect that such person will not, directly or indirectly, without your prior written consent, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock) for a period of 180 days after the date of the Prospectus.

            (j) At the Closing Date, the Shares shall have been approved for quotation on the NASDAQ National Market and you shall have received evidence satisfactory to you that the delisting of the Ordinary Shares from trading on the Luxembourg Stock Exchange became effective at or prior to the date of this Agreement.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

         7. Indemnification.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

            (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the third and tenth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

         8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

         9. Default by an Underwriter.

            (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, then such Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

            (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement (or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares) shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

            (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of

Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 11(d) and 15 hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

         11. Effective Date of Agreement; Termination.

             (a) This Agreement shall become effective, upon the later of when
(i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this
Section 11 and of Sections 1, 5, 7 and 15 hereof shall at all times be in full force and effect.

             (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, as the case may be, shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market by the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, as the case may be, or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

             (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

             (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 9(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

         12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and , if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, Attention: Alex Sheers; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, c/o Union-Transport Corporation, 19443 Laurel Park Road, Suite 107, Rancho Dominguez, CA 90220, Attention: Chief Executive Officer, with a copy to Paul, Hasting, Janofsky & Walker LLP, 17th Floor, 695 Town Center Drive, Costa Mesa, California 92626-1924, attention: Stephen D. Cooke.

         13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

         14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         15. Appointment of Agent for Service. The Company, by the execution and delivery of this Agreement, agrees that service of process may be made upon it at the principal office of CT Corporation System in New York City in any suit or proceeding against the Company instituted by any Underwriter or by any person controlling any Underwriter based on or arising under this Agreement in any United

States Federal District Court or State court in the State of New York, County of New York and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such suit or proceeding. The Company further, by the execution and delivery of this Agreement, irrevocably designates and appoints CT Corporation System in the County, City and State of New York, United States of America, as the authorized agent of the Company upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents to each Underwriter that it has notified CT Corporation System of such designation and appointment and that CT Corporation System has accepted the same in writing. The Company further agrees that, to the extent permitted by law, service of process upon CT Corporation and written notice of said service to the Company mailed by first class airmail or delivered to it at the address specified in Section 12 shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment in full force and effect for five years from the Closing Time.

         If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.


                                              Very truly yours,

                                              UTi WORLDWIDE INC.


                                              By:
                                                 -------------------------------
                                                    Chief Executive Officer


Accepted as of the date first above written
BEAR, STEARNS & CO. INC.
LAZARD FRERES & CO. LLC
BB&T CAPITAL MARKETS/SCOTT & STRINGFELLOW, INC.



By
   -------------------------------------
        Bear, Stearns & Co. Inc.

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I

                                                                             Number of Additional Shares
                                                 Number of Firm Shares        to be Purchased if Maximum
Name of Underwriter                                 to be Purchased                Option Exercised
---------------------------------------------------------------------------------------------------------
Bear, Stearns & Co. Inc.

Lazard Freres & Co. LLC

BB&T Capital Markets/Scott & Stringfellow, Inc.

                                Total
                                                     ============                   =============

                                   SCHEDULE II

      Names of shareholders subject to lock-up provision
      --------------------------------------------------